Exhibit 99.1

STATISTICAL INFORMATION

Roadway Express

(Amounts in thousands except per unit data)

	Three Months Ended 3/31/03	Amount/ Workday	Three Months Ended 6/30/03	Amount/ Workday	Three Months Ended 9/30/03	Amount/ Workday	Three Months Ended 12/31/03	Amount/ Workday
Workdays		63		64		64		62

Revenue:
LTL	$669,979	$10,634.6	$683,572	$10,680.8	$713,108	$11,142.3	$668,722	$10,785.8
TL	50,156	796.1	55,180	862.2	57,306	895.4	62,319	1,005.1

Subtotal - pickup basis	720,135	11,430.7	738,752	11,543.0	770,414	12,037.7	731,041	11,790.9
Revenue recognition adjustment	(9,900)	(157.1)	3,600	56.3	(100)	(1.6)	100	1.6

Total [a]	$710,235	$11,273.6	$742,352	$11,599.3	$770,314	$12,036.1	$731,141	$11,792.5

Tonnage - pickup basis:
LTL	1,521	24.14	1,589	24.82	1,594	24.90	1,490	24.03
TL	302	4.80	344	5.38	340	5.31	362	5.85
Total	1,823	28.94	1,933	30.20	1,934	30.21	1,852	29.88

Shipments - pickup basis:
LTL	3,219	51.09	3,364	52.57	3,308	51.69	3,059	49.33
TL	37	0.59	42	0.66	42	0.65	44	0.71
Total	3,256	51.68	3,406	53.23	3,350	52.34	3,103	50.04

Revenue/cwt. - pickup basis:
LTL	$22.02		$21.51		$22.37		$22.44
TL	8.29		8.01		8.43		8.60
Total	19.75		19.11		19.92		19.73

Revenue/cwt. - pickup basis: (excluding fuel surcharge)
LTL	21.13		20.79		21.70		21.72
TL	7.96		7.65		8.14		8.33
Total	18.94		18.45		19.32		19.10

Revenue/shipment - pickup basis:
LTL	208.16		203.19		215.58		218.63
TL	1,327.33		1,307.64		1,367.13		1,411.27
Total	221.20		216.87		229.99		235.60

Operating income - as reported	17,738		11,813		557		(34,365)
Adjustments to operating income [b]	2,576		959		26,594		27,727

Operating income - as adjusted	20,314		12,772		27,151		(6,638)

[a]	Total revenue for 2003 has been adjusted for conforming accounting policies and the conversion to a calendar quarter.
[b]	Adjustments to operating income primarily represent conforming accounting policies, including revenue recognition adjustments and amortization of intangibles, and the conversion to a calendar quarter. Management has adjusted the 2003 reported results to more accurately compare the results to the current period.

STATISTICAL INFORMATION

New Penn Motor Express

(Amounts in thousands except per unit data)

	Three Months Ended 3/31/03	Amount/ Workday	Three Months Ended 6/30/03	Amount/ Workday	Three Months Ended 9/30/03	Amount/ Workday	Three Months Ended 12/31/03	Amount/ Workday
Workdays		63		63		64		62

Revenue:
LTL	$47,403	$752.4	$51,361	$815.3	$52,809	$825.1	$51,400	$829.0
TL	3,227	51.2	3,353	53.2	3,386	52.9	3,539	57.1

Subtotal - pickup basis	50,630	803.6	54,714	868.5	56,195	878.0	54,939	886.1
Revenue recognition adjustment	—	—	—	—	—	—	—	—

Total [a]	$50,630	$803.6	$54,714	$868.5	$56,195	$878.0	$54,939	$886.1

Tonnage - pickup basis:
LTL	193	3.06	207	3.29	211	3.29	209	3.37
TL	30	0.48	31	0.49	32	0.50	33	0.53
Total	223	3.54	238	3.78	243	3.79	242	3.90

Shipments - pickup basis:
LTL	437	6.94	469	7.44	475	7.41	459	7.40
TL	4	0.06	4	0.07	4	0.06	4	0.06
Total	441	7.00	473	7.51	479	7.47	463	7.46

Revenue/cwt. - pickup basis:
LTL	$12.30		$12.41		$12.54		$12.31
TL	5.37		5.36		5.28		5.43
Total	11.36		11.49		11.58		11.35

Revenue/cwt. - pickup basis: (excluding fuel surcharge)
LTL	11.74		11.81		11.94		11.69
TL	5.13		5.10		5.02		5.11
Total	10.85		10.93		11.03		10.77

Revenue/shipment - pickup basis:
LTL	108.47		109.55		111.29		111.99
TL	874.05		885.40		851.98		906.04
Total	114.88		115.77		117.44		118.69

Operating income - as reported	2,613		5,628		4,630		3,934
Adjustments to operating income [b]	(866)		(613)		1,383		2,188

Operating income - as adjusted	1,747		5,015		6,013		6,122

[a]	Total revenue for 2003 has been adjusted for conforming accounting policies and the conversion to a calendar quarter.
[b]	Adjustments to operating income primarily represent conforming accounting policies, including revenue recognition adjustments and amortization of intangibles, and the conversion to a calendar quarter. Management has adjusted the 2003 reported results to more accurately compare the results to the current period.